UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 8, 2016

Earth Science Tech, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	000-55000	45-4267181
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

C1702 Costa Del Sol, Boca Raton, Florida 33432

(Address of Principal Executive Offices)

(561) 757-5591

(Registrant's Telephone Number, Including Area Code)

___________________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4.  MATTERS RELATING TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Board of Directors of Earth Science Tech, Inc. (the "Company"), in consultation with its outside advisors and management, concluded on April 8, 2016 that the Company's financial statements for the annual period ended March 31, 2015, and the subsequent quarterly periods, should not be relied upon.

The Company has restated the March 31, 2015 balance sheet, income statement, cash flow statement, and statement of stockholder's equity as originally presented in its financial statement filed with its 2015 10-K on August 5, 2015 to accrue an issuance of stock that should have been recorded in that period and to correct a share-based payment that was not valued in accordance with Generally Accepted Accounting Principles during the period. The Company is concurrently filing an amendment to the 10-K with the restated financial statements. The Company will also amend the two previous 10-Qs to reflect the restated financial statements on or by April 18, 2016.

On April 8, 2016, the Company also received notification from its independent accountant, EisnerAmper LLP, that action should be taken to prevent future reliance on the previously filed financial statements contained in the forms 10-Q for the quarterly periods ended June 30, 2015 and September 30, 2015. The latter forms contained an issuance of common stock that should have been recorded in the previous annual period and share-based payments that were not valued in accordance with Generally Accepted Accounting Principles. The Company intends to file the amended forms on or by April 18, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Earth Science Tech, Inc.

By:/s/ Matthew Cohen

____________________________________

Matthew Cohen

Title: Interim CEO

Date: April 12, 2016